UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
(Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934)
Date of Report (Date of earliest event reported): October 21, 2009
PHOENIX TECHNOLOGIES LTD.
(Exact name of registrant as specified in charter)

Delaware	0-17111	04-2685985

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

915 Murphy Ranch Road, Milpitas, California	95035

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (408) 570-1000
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

SECTION 1 — Registrant’s Business and Operations
ITEM 1.01 Entry into a Material Definitive Agreement.
     This current report on Form 8-K is being filed in connection with the amendment and restatement of the Amended and Restated Preferred Share Rights Agreement dated as of October 5, 2007 (the “Amended Rights Agreement”) between the Company and Computershare Trust Company, N.A. (the “Agent”). The Amended Rights Agreement amended and restated the Preferred Share Rights Agreement (the “Rights Agreement”) dated as of October 22, 1999, by and between the Company and BankBoston, N.A., a national banking association (the predecessor to the Agent).
     Pursuant to the Rights Agreement, the Board declared a dividend of one right (a “Right”) to purchase one one-thousandth share of the Company’s Series B Participating Preferred Stock (“Series B Preferred”) for each outstanding share of common stock, $0.001 par value, of the Company. The dividend was paid on November 4, 1999 (the “Record Date”), to stockholders of record as of the close of business on that date. A Right is also issued in respect of each share of the Company’s common stock that is issued after the Record Date but prior to the date the Rights become exercisable or expire, unless the Company’s Board of Directors specifies to the contrary. Each Right entitles the registered holder to purchase from the Company one one-thousandth of a share of Series B Preferred at an exercise price of $75.00 per share (the “Purchase Price”), subject to adjustment as set forth in the Rights Agreement.
     On October 21, 2009, the Company’s Board of Directors (the “Board”) approved an amendment and restatement of the Amended Rights Agreement (the “2009 Amended Rights Agreement”) in order to: (i) extend the expiration date of the Rights from October 22, 2009 to October 21, 2014, and (ii) make other ministerial changes. The Board has determined that it is in the best interests to enter into the 2009 Amended Rights Agreement in order to keep the Rights effective for another five years.
     The 2009 Amended Rights Agreement will be filed with an amendment to the Company’s Form 8-A. The following is a summary of the principal terms of the 2009 Amended Rights Agreement.
     Rights Certificate. The Company has paid a dividend of one Right for each share of the Company’s common stock outstanding. Prior to the Distribution Date referred to below, the Rights will be evidenced by and trade with the certificates for the Company’s common stock. After the Distribution Date, the Company will mail Rights certificates to the Company’s stockholders and the Rights will become transferable apart from the Company’s common stock.
     Distribution Date. Rights will separate from the Company’s common stock and become exercisable upon the earlier of: (i) 10 days following a public announcement that a person or group of affiliated or associated persons (an “Acquiring Person”), has acquired, or obtained the right to acquire, beneficial ownership of 20% or more of the Company’s outstanding common stock, or (ii) 10 business days (or such later date as may be determined by a majority of the

Board) following the commencement of, or announcement of a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 20% or more of the Company’s outstanding common stock. The earlier of such dates is referred to as the “Distribution Date.”
     Preferred Stock Purchasable Upon Exercise of Rights. Following the Distribution Date, and until one of the further events described below, holders of the Rights will be entitled to receive, upon exercise and the payment of the Purchase Price, one one-thousandth share of the Series B Preferred. In the event that the Company does not have sufficient Series B Preferred available for all Rights to be exercised, or the Board decides that such action is necessary and not contrary to the interests of Rights holders, the Company may instead substitute cash, assets or other securities for the Series B Preferred for which the Rights would have been exercisable under this provision or as described below.
     Right to Buy Company Common Shares. Unless the Rights are earlier redeemed, in the event that an Acquiring Person becomes the beneficial owner of 20% or more of the Company’s common stock then outstanding, then each holder of a Right which has not theretofore been exercised (other than Rights beneficially owned by the Acquiring Person, which will thereafter be void) will thereafter have the right to receive, upon exercise, the Company’s common stock having a value equal to two times the Purchase Price. Rights are not exercisable following the occurrence of an event as described above until such time as the Rights are no longer redeemable by the Company as set forth below.
     Right to Buy Acquiring Company Stock. Similarly, unless the Rights are earlier redeemed, in the event that, after an Acquiring Person becomes the beneficial owner of 20% or more of the Company’s common stock then outstanding, (i) the Company is acquired in a merger or other business combination transaction, or (ii) 50% or more of the Company’s consolidated assets or earning power are sold (other than in transactions in the ordinary course of business), proper provision must be made so that each holder of a Right which has not theretofore been exercised (other than Rights beneficially owned by the Acquiring Person, which will thereafter be void) will thereafter have the right to receive, upon exercise, shares of common stock of the acquiring company having a value equal to two times the Purchase Price.
     Exchange Provision. At any time after the date an Acquiring Person obtains 20% or more of the Company’s common stock and prior to the acquisition by the Acquiring Person of 50% of the Company’s outstanding common stock. The Company may, with the approval of a majority of the Board, exchange the Rights (other than Rights owned by the Acquiring Person or its affiliates), in whole or in part, for shares of the Company’s common stock at an exchange ratio of one share of the Company’s common stock per Right (subject to adjustment).
     Redemption of the Rights. Rights will be redeemable at the Company’s option for $0.001 per Right at any time on or prior to the tenth day (or such later date as may be determined by a majority of the Board) following public announcement that a Person has acquired beneficial ownership of 20% or more of the Company’s common stock (the “Shares Acquisition Date”).

     Expiration of the Rights. The Rights expire on the earliest of (a) the close of business on October 21, 2014 or (b) the exchange or redemption of the Rights as described above.
     Amendment of Terms of Rights. The terms of the Rights and the 2009 Amended Rights Agreement may be amended in any respect without the consent of the Rights holders on or prior to the Distribution Date; thereafter, the terms of the Rights and the 2009 Amended Rights Agreement may be amended without the consent of the Rights holders in order to cure any ambiguities or to make changes that do not adversely affect the interests of Rights holders (other than the Acquiring Person).
     No Stockholders Rights Prior to Exercise. Until a Right is exercised, the holder of the Right, as such, will have no rights as a stockholder of the Company (other than any rights resulting from such holder’s ownership of common stock), including, without limitation, the right to vote or to receive dividends.
     Anti-Dilution Provisions. The Purchase Price payable, the number of Rights, and the number of Series B Preferred or common stock or other securities or property issuable upon exercise of the Rights are subject to adjustment from time to time in connection with the dilutive issuances by the Company as set forth in the Rights Agreement. With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price.
     Terms of the Series B Preferred. Shares of Series B Preferred purchasable upon exercise of the Rights will not be redeemable. Each share of Series B Preferred will be entitled to an aggregate dividend of 1,000 times the dividend declared per a share of common stock. In the event of liquidation, the holders of the Series B Preferred would be entitled to receive an aggregate payment equal to 1,000 times the payment made per share of common stock. Each share of Series B Preferred will have 1,000 votes, voting together with the common stock. Finally, in the event of any merger, consolidation or other transaction in which the shares of common stock are exchanged, each share of Series B Preferred will be entitled to receive 1,000 times the amount of consideration received per share of common stock. These rights are protected by customary anti-dilution provisions. Because of the nature of the dividend and liquidation rights of the Series B Preferred, the value of one one-thousandth of a share of Series B Preferred should approximate the value of one share of common stock. The Series B Preferred would rank junior to any other series of the Company’s preferred stock.
     Certain Anti-Takeover Effects. The Rights approved by the Board are designed to protect and maximize the value of the outstanding equity interests in the Company in the event of an unsolicited attempt by an acquirer to take over the Company in a manner or on terms not approved by the Board. Takeover attempts frequently include coercive tactics to deprive the Board and stockholders of any real opportunity to determine the destiny of the Company. The Rights have been declared by the Board in order to deter such tactics, including a gradual accumulation of shares in the open market of a 20% or greater position to be followed by a merger or a partial or two-tier tender offer that does not treat all shareholders equally. These tactics may unfairly pressure stockholders, squeeze them out of their investment without giving them any real choice, or deprive them of the full value of their shares.

     The Rights are not intended to prevent a takeover of the Company and will not do so. Subject to the restrictions described above, the Rights may be redeemed by the Company at $0.001 per Right at any time prior to the Distribution Date. Accordingly, the Rights should not interfere with any merger or business combination approved by the Company’s Board. Nonetheless, the Rights may have the effect of rendering more difficult or discouraging an acquisition of the Company deemed undesirable by the Board. The Rights may cause substantial dilution to a person or group that attempts to acquire the Company on terms or in a manner not approved by the Board, except pursuant to an offer conditioned upon the negation, purchase or redemption of the Rights.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 21, 2009	Phoenix Technologies Ltd.
/s/ Timothy C. Chu
Timothy C. Chu
Vice President, General Counsel and Secretary